As filed with the Securities and Exchange Commission on June 6, 2023

Registration No. 333-253593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________

SIRIUSPOINT LTD.
(Exact name of registrant as specified in its charter)
_________

Bermuda	98-1599372
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Point Building 3 Waterloo Lane Pembroke HM 08 Bermuda (Address of Principal Executive Offices)	N/A (Zip Code)

_________

SIRIUSPOINT LTD. 2023 OMNIBUS INCENTIVE PLAN
SIRIUS INTERNATIONAL INSURANCE GROUP, LTD. 2018 OMNIBUS INCENTIVE PLAN
SIRIUSPOINT LTD. 2013 OMNIBUS INCENTIVE PLAN
(Full title of the plans)
_________

Registered Agent Solutions, Inc.
99 Washington Avenue
Suite 1008
Albany, NY 12260
(888) 705-7274
(Name, address and telephone number, including area code, of agent for service)
_________
With copies to:

Jimmy Yang Interim General Counsel and Corporate Secretary SiriusPoint Ltd. Point Building 3 Waterloo Lane Pembroke HM 08 Bermuda +1 441 542-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On June 1, 2023 (the "Effective Date"), the shareholders of SiriusPoint Ltd. (the “Registrant”) approved the SiriusPoint Ltd. 2023 Omnibus Incentive Plan (the “2023 Plan”). The total number of common shares, par value $0.01 per share, of the Registrant (the “Common Shares”), that may be granted under the 2023 Plan consists of the authorized but unissued share reserve under the SiriusPoint Ltd. 2013 Omnibus Incentive Plan (the “2013 Plan”) which ceased to be available for future awards under the 2013 Plan as of the Effective Date (the “Prior Plan Shares”).

In accordance with Item 512(a)(1)(iii) of Regulation S-K and Compliance and Disclosure Interpretation 126.43, this Post-Effective Amendment No. 1 to Registration Statement No. 333-253593 (the “Post-Effective Amendment”) is hereby filed to cover the issuance of the Prior Plan Shares pursuant to the 2023 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be included in the Section 10(a) prospectus will be sent or given to participants in the Plan as specified by Rules 428 of the Securities Act of 1933, as amended (the “Securities Act”), and is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of the Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated herein by reference:

(1)the Registrant’s Annual Report on Form 10-K for fiscal year ended December 31, 2022, filed with the Commission on February 24, 2023;

(2)the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 3, 2023;

(3)the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 23, 2023, March 2, 2023, April 12, 2023, May 3, 2023, May 19, 2023, June 2, 2023 and June 5, 2023;

(4)the description of the Common Shares contained in the Registrant’s registration statement on Form 8-A, filed with the Commission on August 8, 2013, including any subsequently filed amendments and reports updating such description, including the description of the Common Shares included in Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered hereby have been sold or that deregister all securities then remaining unsold (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents.

Any statement contained in this Registration Statement or a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that is deemed to be incorporated by reference in this Registration Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Indemnification of Directors and Officers

Section 98 of the Companies Act 1981 (“Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

The Registrant has adopted provisions in its bye-laws that provide that it shall indemnify its officers and directors. Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintains a directors’ and officers’ liability policy for this purpose.

Indemnification Agreements

The Registrant has entered into indemnification agreements with its directors and officers. The indemnification agreements provide that the Registrant will indemnify its directors or officers or any person appointed to any committee by the Board of Directors acting in their capacity as such in relation to any of the Registrant’s affairs for any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the company other than in respect of his own fraud or dishonesty.

Directors’ and Officers’ Liability Insurance

The Registrant has obtained directors’ and officers’ liability insurance which insures against certain liabilities that the Registrant’s directors and officers and the directors and officers of its subsidiaries may, in such capacities, incur.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Memorandum of Association of Third Point Reinsurance Ltd. (now known as SiriusPoint Ltd.) (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed on July 15, 2013).
3.1.1
Certificate of Deposit of Memorandum of Increase of Share Capital of Third Point Reinsurance Ltd. (incorporated by reference to Exhibit 3.1.1 to the Company’s Annual Report on Form 10-K filed on February 28, 2014).

3.2	Bye-laws of SiriusPoint Ltd. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 26, 2021).
3.3	Certificate of Incorporation on Change of Name (incorporated by reference to Exhibit 3.4 to the Company’s Quarterly Report on Form 10-Q filed on May 10, 2021).
5.1*	Opinion of Carey Olsen Bermuda Ltd.
10.1
Sirius International Insurance Group, Ltd. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to Amendment No. 2 to the Registration Statement on Form S-4 filed by Sirius International Insurance Group, Ltd. with the SEC on October 11, 2018).

10.2	Third Point Reinsurance Ltd. 2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K filed by the Company with the SEC on February 24, 2017).
10.3*	SiriusPoint Ltd. 2023 Omnibus Incentive Plan (incorporated by reference to Appendix B to SiriusPoint Ltd.'s Definitive Proxy Statement, filed with the Commission on April 21, 2023).
23.1*	Consent of Pricewaterhouse Coopers LLP
23.2*	Consent of Ernst & Young Ltd.
23.3*	Third Point Enhanced LP Consent of Independent Auditors
23.4*	Consent of Carey Olsen Bermuda Ltd. (contained in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
* Filed herewith

Item 9. Undertakings.

(a)The Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda on June 6, 2023.

SIRIUSPOINT LTD.

By:	/s/ Scott Egan, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Yendall and Jimmy Yang, and each of them, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign, execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), for us and in our names in the capacities indicated below, this Post-Effective Amendment to the Registration Statement on Form S-8 (including all amendments thereto) with all exhibits and any and all documents required to be filed with respect thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary and/or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself/she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott Egan	Chief Executive Officer (Principal Executive Officer)	June 6, 2023
Scott Egan

/s/ Stephen Yendall	Chief Financial Officer (Principal Financial Officer)	June 6, 2023
Stephen Yendall

/s/ Anthony L. Lehan	Chief Accounting Officer (Principal Accounting Officer)	June 6, 2023
Anthony L. LeHan

/s/ Rafe de la Gueronniere		June 6, 2023
Rafe de la Gueronniere	Director

/s/ Daniel S. Loeb		June 6, 2023
Daniel S. Loeb	Director

/s/ Sharon M. Ludlow	Director	June 6, 2023
Sharon M. Ludlow

/s/ Mehdi A. Mahmud	Director	June 6, 2023
Mehdi A. Mahmud

/s/Bronek Masojada	Director	June 6, 2023
Bronek Masojada

/s/ Franklin (Tad) Montross IV	Director	June 6, 2023
Franklin (Tad) Montross IV

/s/ Jason Robart	Director	June 6, 2023
Jason Robart

/s/ Peter Wei Han Tan	Director	June 6, 2023
Peter Wei Han Tan

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of SiriusPoint Ltd. in the United States, in the City of New York, United States, on the 6th day of June, 2023.
                            AUTHORIZED U.S. REPRESENTATIVE

                        By_/s/ Jimmy Yang__________________________________
Name:    Jimmy Yang
Title:     Interim General Counsel & Corporate Secretary